Exhibit 10(a)

EXECUTION COPY

LADISH CO., INC.

SERIES B TERMS AGREEMENT TO NOTE PURCHASE AGREEMENTS

Dated as of May 16, 2006

Re:	$40,000,000 6.14% Senior Notes, Series B,
Due May 16, 2016

TABLE OF CONTENTS

(Not a part of this Series B Terms Agreement)

SCHEDULE A  —  Series B Purchaser Information

EXHIBIT 1        —   Form of 6.14% Senior Note, Series B, due May 16, 2016

EXHIBIT A       —   Supplemental Representations and Warranties

- SCHEDULE 5.4 — Subsidiaries, Affiliates, Directors and Officers

- SCHEDULE 5.5 — Financial Statements

- SCHEDULE 5.15 — Indebtedness

EXHIBIT B-1  —     Conformed copy of Note Purchase Agreements dated as of July 20, 2001

EXHIBIT B-2  —     Conformed copy of First Amendment dated as of May 15, 2006, to Note Purchase Agreements

SERIES B TERMS AGREEMENT

        THIS Series B Terms Agreement made and entered into as of this 16th day of May, 2006 (this “Series B Terms Agreement”), by and between LADISH CO., INC., a Wisconsin corporation (the “Company”), and each of the Purchasers named in Schedule A hereto (the “Series B Purchasers”), respectively;

        WHEREAS, the Company and the respective purchasers listed on Schedule A thereto have entered into the separate and several Note Purchase Agreements, each dated as of July 20, 2001, as amended by a First Amendment thereto dated as of May 15, 2006 (as so amended, the “Original Agreement”), conformed copies of each of which are attached hereto as Exhibits B-1 and B-2, respectively (and as such Original Agreement is further amended or supplemented from time to time, the “Agreement”); and

        WHEREAS, the Company desires to issue and sell, and the Series B Purchasers desire to purchase, an additional series of unsecured promissory notes (Series B) in accordance with the terms specified below;

        NOW, THEREFORE, subject to compliance with all of the closing conditions of Section 4 of the Agreement, the parties signatory hereto agrees as follows:

    1.        Authorization of Series B Notes. The Company will authorize the issuance and sale of $40,000,000 aggregate principal amount of its 6.14% Senior Notes, Series B, due May 16, 2016 (the “Series B Notes”), to be dated the date of issue, to bear interest from such date at the rate of 6.14% per annum, payable semi-annually, on the 16th day of each May and November in each year (commencing November 16, 2006) and at maturity and to bear interest on overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate per annum from time to time equal to the greater of (i) 8.14% or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Milwaukee, Wisconsin as its “base” or “prime” rate. The Series B Notes will mature on May 16, 2016 and will be substantially in the form of Exhibit 1 attached to this Series B Terms Agreement. The term “Series B Note” as used herein shall include any and all of the 6.14% Series B Notes delivered pursuant to this Series B Terms Agreement and any Series B Notes issued in substitution therefor pursuant to Section 13 of the Agreement.

    2.        Sale and Purchase of Series B Notes. The Company will issue and sell to the Series B Purchasers, and the Series B Purchasers will purchase from the Company on the Closing Date (as hereinafter defined), the Series B Notes of the Company in the aggregate principal amount set forth opposite their respective names on Schedule A attached hereto as a price of 100% of the principal amount thereof.

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

    3.        Closing. Delivery of the Series B Notes will be made at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 against payment therefor in Federal or other funds current and immediately available for credit to the Company’s account at JPMorgan Chase Bank, N.A., 111 East Wisconsin Avenue, Milwaukee, Wisconsin, Acct. No. 020717166 (ABA routing number 021000021), in the amount of the purchase price determined in accordance with Section 2 above not later than 10:00 A.M. Chicago time, on May 16, 2006 or such earlier or later date (but in any event not later than May 18, 2006) as the Company and the Series B Purchasers shall mutually agree upon (the “Closing Date”). If on the Closing Date the Company shall fail to tender such Series B Notes to any Series B Purchaser as provided above in this Section 3, or any of the conditions specified in Section 7 hereof shall not have been fulfilled to any Series B Purchaser’s satisfaction, such Series B Purchaser shall, at such Series B Purchaser’s election, be relieved of all further obligations under this Series B Terms Agreement, without thereby waiving any rights such Series B Purchaser may have by reason of such failure or such nonfulfillment.

    4.        Use of Proceeds. The proceeds from the sale of the Series B Notes will be used to refinance existing bank indebtedness and for general corporate purposes.

    5.        Repayment Provisions Generally. Unless otherwise specified herein to the contrary, the Company shall repay the Series B Notes in accordance with the repayment provisions of the Agreement and shall be subject to the mandatory and optional repayment provisions of the Agreement.

    6.        Incorporation of Agreement. This Series B Terms Agreement hereby incorporates by reference all other provisions of the Agreement, except to the extent in conflict with any of the provisions of this Series B Terms Agreement, as though all of such provisions were set forth herein. Each Series B Purchaser, severally, and the Company agree that such Series B Purchaser shall have a separate Agreement with the Company in the form attached hereto as Exhibit B, as supplemented by the terms and provisions of this Series B Terms Agreement, including all schedules and exhibits hereto. All capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Agreement.

    7.        Conditions to Closing. Each Series B Purchaser’s obligation to purchase and pay for the Series B Notes to be sold to it on the Closing Date is subject to the fulfillment to its satisfaction, prior to or on the Closing Date, of the conditions set forth in Section 4 of the Agreement, (A) except that all references to “Purchaser” therein shall be deemed to refer to the Series B Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Series B Terms Agreement, all references to “Notes” or “Series A Notes” therein shall be deemed to refer to the Series B Notes and all references to the “Memorandum” therein shall be deemed to refer to the Memorandum as defined in Exhibit A hereto, and (B) except that the representations and warranties set forth in Section 5 of the Agreement shall be modified as provided in Section 8 hereof, and to the following additional conditions:

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

    (a)        the First Amendment dated as of May 15, 2006, referred to in the first recital of this Terms Agreement shall have been executed by the Company and the holders of the Series A Notes and shall be in full force and effect, and the terms thereof shall be satisfactory to the Series B Purchasers.

    (b)        Any guaranty by a Subsidiary or any other Affiliate of the Company with respect to the Company’s obligations under its Amended and Restated Credit Agreement among the Company, U.S. Bank National Association (formerly known as Firstar Bank, National Association), as agent, and the lender parties thereto, dated as of April 14, 2000, as amended, shall have been released and no longer in force or effect, and satisfactory evidence thereof shall have been provided to the Series B Purchasers.

    8.        Representations and Warranties of the Company. With respect to each of the representations and warranties contained in Section 5 of the Agreement, the Company represents and warrants to the Series B Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Series B Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Series B Terms Agreement, and all references to “Notes” or “Series A Notes” therein shall be deemed to refer to the Series B Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit A.

    9.        Required Prepayments. On May 16, 2010 and on each May 16 thereafter to and including May 16, 2015 the Company will prepay $5,714,286 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 of the Agreement or purchase of the Series B Notes permitted by Section 8.5 of the Agreement, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 9 of this Series B Terms Agreement on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase. The principal amount of the Series B Notes to be prepaid pursuant to this Section 9 shall be allocated among all of the Series B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

    10.        Make-Whole Amount for the Series B Notes. As used in this Series B Terms Agreement and the Agreement with respect to any Series B Note, the term “Make-Whole Amount” means, solely with respect to such Series B Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series B Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount for any Series B Note, the following terms have the following meanings:

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

“Called Principal” means, with respect to any Series B Note, the principal of such Series B Note that is to be prepaid pursuant to Section 9(c) of this Series B Terms Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series B Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series B Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series B Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series B Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series B Note, all payments of such Called Principal of such Series and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series B Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 9(c) of this Series B Terms Agreement or Section 12.1 of the Agreement.

“Settlement Date” means, with respect to the Called Principal of any Series B Note, the date on which such Called Principal is to be prepaid pursuant to Section 9(c) of this Series B Terms Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Agreement, as the context requires.

    11.        Representations and Warranties of the Series B Purchasers. Each Series B Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true and correct on the date hereof with respect to the purchase of the Series B Notes by such Series B Purchaser.

    12.        Governing Law. This Series B Terms Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State

[Signature Page Follows]

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

        The execution of this Series B Terms Agreement shall constitute a contract between the Company and the Series B Purchasers for the uses and purposes hereinabove set forth, and this Series B Terms Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

LADISH CO., INC.
By /s/ Wayne E. Larsen
Name: Wayne E. Larsen
Title: Vice President & Secretary

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

Accepted as of the date first written above.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
By /s/ Lisa M. Ferraro
Name: Lisa M. Ferraro
Title: Director

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

Accepted as of the date first written above.

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
By /s/ Eve Hampton
Name: Eve Hampton
Title: Vice President, Investments
By /s/ B. G. Masters
Name: B. G. Masters
Title: Assistant Vice President, Investments

Ladish Co., Inc.	Series B Terms Agreement
to Note Purchase Agreements

Accepted as of the date first written above.

LONDON LIFE INSURANCE COMPANY
By /s/ W. J. Sharman
Name: William J. Sharman
Title: Authorized Signatory
By /s/ Dave Ayers
Name: Dave Ayers
Title: Authorized Signatory

INFORMATION RELATING TO SERIES B PURCHASERS

NAME AND ADDRESS OF SERIES B PURCHASER	PRINCIPAL AMOUNT OF SERIES B NOTES TO BE PURCHASED
TEACHERS INSURANCE AND ANNUITY ASSOCIATION	$25,000,000
OF
AMERICA
730 Third Avenue
New York, New York 10017

Payments

All payments on or in respect of the Series B Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.
ABA# 021-000-021
Account Number: 900-9-000200
Account Name: Teachers Insurance and Annuity Association of America
For Further Credit to the Account Number: G07040
Reference: PPN: 505754B*1/Ladish Co., Inc.
Maturity Date: May 16, 2016/6.14%/P&I Breakdown

Payment Notices

All notices with respect to payments and prepayments of the Series B Notes shall be sent to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Securities Accounting Division
Phone: (212) 916-4109
Facsimile:
(212) 916-6955

With a copy to:

JPMorgan Chase Bank, N.A.
P.O. Box 35308
Newark, New Jersey 07101

SCHEDULE A
(to Series B Terms Agreement)

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of the Series B Notes, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

All notices and communication, including notices with respect to payments and prepayments, shall be delivered or mailed to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Fixed Income and Real Estate
Phone:        (212) 916-6547 (Lisa Ferraro)
                    (212) 916-4000 (General Number)
Facsimile: (212) 916-6140

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number of Nominee: 13-1624203

Physical delivery of Series B Notes:

JPMorgan Chase Bank, N.A. 4 New York Plaza Ground Floor Window New York, New York 10004 For TIAA A/C #G07040

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NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FIRST GREAT-WEST LIFE & ANNUITY INSURANCE	$7,500,000
COMPANY
c/o Great-West Life & Annuity Insurance Company
8515 East Orchard Road, 3T2
Greenwood Village, Colorado 80111-5037

Payments

All payments shall be made by wire transfer as follows:

The Bank of New York ABA # 021-000-018 BKofNYC/CTR/BBK=IOC566 P & I Department – First Great-West Life & Annuity # 235207

Special Instructions:	1) security description (PPN #), 2) allocation of payment between principal and interest, and 3) confirmation of principal balance.

Notices

All notices of payments to be sent to:

The Bank of New York Institutional Custody Department, 14th Floor One Wall Street New York, New York 10286 Telecopier: 212.635.8844

All notices for other Communications/Financial Statements, Trustee Reports, etc. to be sent to:

First Great-West Life & Annuity Insurance Company
c/o Great-West Life & Annuity Insurance Company
Attention: Investments Division
8515 East Orchard Road, 3T2
Greenwood Village, Colorado 80111-5037
Telecopier: 303.737.6193

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Name of Nominee in which Notes are to be issued: Hare & Co.

Taxpayer I.D. Number of Nominee: 13-6062916

Securities should be delivered to:

The Bank of New York 3rdFloor, Window A One Wall Street New York, New York 10286 Attention: Receive/Deliver Department – First Great-West Life & Annuity #235207

A- 4 -

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
LONDON LIFE INSURANCE COMPANY	$7,500,000
Great-West Life Centre
100 Osborne Street North
Winnipeg, Manitoba
Canada R3C 3A5

Payments

All payments shall be made by wire transfer as follows [USD wire payments paid through the USA (CHIPS or Fedwire)]:

Pay Through:	Wachovia Bank NA New York SWIFT Code: PNBPUS3NNYC Fed Routing: 026005092

Intermediary Institution:	Bank of Montreal SWIFT BIC Address: BOFMCAT2FXM ACCOUNT No.: 2000192009836 CHIPS UID: 192531

Account with Institution:	Bank of Montreal 335 Main Street, Winnipeg, Manitoba, Canada R3C 2R6 Canadian Direct Payment Routing Number: 000105797 Bank of Montreal: 0001 Branch Transit Number: 05797

Beneficiary:	Transit No. & Account No.: 05794700026 London Life Insurance Company 100 Osborne Street North Winnipeg, Manitoba, Canada R3C 3A5

Special Instructions:	1) security description (PPN #), 2) allocation of payment between principal and interest, and 3) confirmation of principal balance.

A- 5 -

Notices

All notices of payments to be sent to:

Bank of Montreal 335 Main Street Winnipeg, Manitoba Canada R3C 2R6 Facsimile: 204.985.2123

All notices for other Communications/Financial Statements, Trustee Reports, etc. to be sent to:

London Life Insurance Company Great-West Life Centre 100 Osborne Street North Winnipeg, Manitoba Canada R3C 3A5 Attention: Securities Administration – 2C Facsimile: 204.946.8395

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: NA

Securities should be delivered to:

London Life Insurance Company Great-West Life Centre 100 Osborne Street North Winnipeg, Manitoba Canada R3C 3A5 Attention: Securities Administration – 2C

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[FORM OF SERIES B NOTE]

LADISH CO., INC.

6.14% SENIOR NOTE, SERIES B, DUE MAY 16, 2016

No. RB- [______]	May 16, 2006
$[____________]	PPN 505754 B* 1

        FOR VALUE RECEIVED, the undersigned, LADISH CO., INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on May 16, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.14% per annum from the date hereof, payable semiannually, on the 16th day of May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount applicable to the Series B Notes, payable semiannually, as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.14% or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Milwaukee, Wisconsin as its “base” or “prime” rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S. Bank National Association in Milwaukee, Wisconsin or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the separate and several Note Purchase Agreements, each dated as of July 20, 2001 (as amended and supplemented from time to time, including as amended by the First Amendment dated as of May 15, 2006, and supplemented by the Series B Terms Agreement dated as of May 16, 2006, collectively, the “Note Purchase Agreements”), between the Company and the respective institutional holders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 and the last sentence of Section 6.1 of the Note Purchase Agreements. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreements.

EXHBIT 1
(to Series B Terms Agreement)

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        The Company will make the required prepayment of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any Make-Whole Amount, if any) and with the effect provided in the Note Purchase Agreements.

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New Wisconsin excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

LADISH CO., INC.
By ______________________________
Name:
Title:

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SUPPLEMENTAL REPRESENTATIONS

        The Company represents and warrants to each Series B Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Agreement is true and correct as of the date hereof with respect to the Series B Notes with the same force and effect as if each reference to “Series A Notes” or “Notes” set forth therein was modified to refer the “Series B Notes” and each reference to “this Agreement” therein was modified to refer to the Agreement as supplemented by the Series B Terms Agreement. The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

    Section 5.3.     Disclosure. The Company, through its agent, SPP Capital Partners, LLC, have delivered to each Series B Purchaser a copy of a Confidential Direct Placement Memorandum dated March 2006 (together with all appendices thereto, the “Memorandum”), relating to the transactions contemplated by the Series B Terms Agreement. The Agreement, the Memorandum, the documents, certificates or other writings delivered to each Series B Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Agreement and the Series B Terms Agreement and the financial statements listed in Schedule 5.5 to the Series B Terms Agreement, taken as a whole, do not contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2005, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    Section 5.4.     Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to this Series B Terms Agreement contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s senior officers.

    Section 5.5.     Financial Statements. The Company has delivered to each Series B Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the Series B Terms Agreement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnotes).

    Section 5.9.     Taxes. The Federal income tax liabilities of the Company and its Subsidiaries have been paid for all fiscal years up to and including the fiscal year ended December 31, 2004.

EXHIBIT A
(to Series B Terms Agreement)

    Section 5.13.     Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series B Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Series B Purchasers and not more than 13 other Institutional Investors, each of which has been offered the Series B Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

    Section 5.14.     Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series B Notes to refinance existing bank indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Series B Notes pursuant to the Series B Terms Agreement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

    Section 5.15.     Existing Indebtedness; Future Liens. (a) Schedule 5.15 to the Series B Terms Agreement sets forth a complete and correct list of all outstanding Indebtedness of the Company and the Subsidiaries as of April 30, 2006, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or the Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

    Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Series B Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

    (b)     Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

    (c)     No part of the proceeds from the sale of the Series B Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

E-A- 2 -

As used in this Section 5.16, “Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended; and “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

E-A- 3 -

SUBSIDIARIES AND AFFILIATES

i)	Ladish Co., Inc. Subsidiary	Site of Incorporation	Ownership %
	Stowe Machine Co., Inc.	Nevada	100%
	Pacific Cast Technologies, Inc.	Nevada	100%
	Metallum Corporation	Nevada	100%
	Zaklad Kuznia Matrycowa Sp. z o.o.	Poland	90.655%
	Valley Machining, Inc.	Wisconsin	100%

ii)	Affiliates

None

iii)	Ladish Co., Inc. Senior Officers

Kerry L. Woody	President & Chief Executive Officer
Wayne E. Larsen	Vice President & Secretary
Gary J. Vroman	Vice President
Lawrence C. Hammond	Vice President

SCHEDULE 5.4
(to Series B Terms Agreement)

FINANCIAL STATEMENTS PROVIDED TO SERIES B PURCHASERS

Audited consolidated Balance Sheets, Income Statements and Cash Flow Statements of the Company and its Subsidiaries as of and for the years ended December 31, 2001-2005.

SCHEDULE 5.5
(to Series B Terms Agreement)

EXISTING INDEBTEDNESS

        As of April 30, 2006, the Company and its Subsidiaries had the following Indebtedness:

Senior Credit Facility Term Loan	$15,000,000
Senior Credit Facility Swing Line	$5,000,000
Senior Credit Facility Revolving Line	$17,200,000
Valley Machining, Inc. Notes	$940,859
Series A Senior Notes	$18,000,000

SCHEDULE 5.15
(to Series B Terms Agreement)

CONFORMED COPY OF NOTE PURCHASE AGREEMENTS DATED AS OF JULY 20, 2001

[ATTACHED.]

EXHIBIT B-1
(to Series B Terms Agreement)

CONFORMED COPY OF FIRST AMENDMENT DATED AS OF MAY 15, 2006
TO
NOTE PURCHASE AGREEMENTS DATED AS OF JULY 20, 2001

[ATTACHED.]

EXHIBIT B-2
(to Series B Terms Agreement)